AMENDMENT TO THE LHC GROUP, INC.
SECOND AMENDED AND RESTATED
2005 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

This Amendment to the LHC Group, Inc. Second Amended and Restated 2005 Non-Employee Directors Compensation Plan (the “Plan”), has been adopted by the Board of Directors of LHC Group, Inc. (the “Company”), to be effective as of January 20, 2015.

1.    The Plan is hereby amended by deleting Section 8.2 in its entirety and replacing it with the following:

“8.2.    DURATION OF THE PLAN. The Plan shall remain in effect until January 20, 2025, unless terminated earlier by the Board.”

2.    Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect as prior to this amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the date first above written.

LHC GROUP, INC.

By:     /s/ Joshua L. Proffitt
Name:     Joshua L. Proffitt
Title:     Executive Vice President